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                                                                    Exhibit 10.1

                      DESCRIPTION OF EMPLOYMENT ARRANGEMENT
                             WITH WILLIAM G. LANGLEY

         Mr. Langley's compensation is to be $20,000 per month, earned and payable semi-monthly. If the Company terminates Mr. Langley for other than cause during the first 120 days of his employment, he will be entitled to addition compensation equal to $4,000 for each month served. He will not be afforded any additional benefits other than he will accrue vacation at a rate of 1.67 days per month.